                                   AMENDMENT

                            PARTICIPATION AGREEMENT

   The Participation Agreement (the "Agreement"), dated April 3, 2000, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, First MetLife Investors Insurance Company, a New York life insurance company and MetLife Investors Distribution Company, a Missouri corporation, is hereby amended as follows:

   WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

   WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.

   The Parties hereby agree to amend the agreement as follows:

   1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

   2. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.; and

   3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE A
                                  -----------

FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010

                                     AIM VARIABLE INSURANCE FUNDS
                                     (INVESCO VARIABLE INSURANCE FUNDS)

Attest:  /s/ Peter Davidson          By: /s/John M. Zerr
         -----------------------         --------------------------
Name: Peter Davidson                 Name: John M. Zerr
Title: Assistant Secretary           Title: Senior Vice President

                                     INVESCO DISTRIBUTORS, INC.

Attest:  /s/ Peter Davidson          By: /s/ John S. Cooper
         -----------------------         --------------------------
Name: Peter Davidson                 Name:John S. Cooper
Title: Assistant Secretary           Title: President

                                     FIRST METLIFE INVESTORS INSURANCE
                                     COMPANY

Attest:  /s/ Michael L. Cifelli      By: /s/ Paul L. LeClair
         -----------------------         --------------------------
Name: Michael L. Cifelli             Name: Paul L. LeClair
Title: Legal Assistant               Title: Vice President

                                     METLIFE INVESTORS DISTRIBUTION COMPANY

Attest:  /s/ Michael L. Cifelli      By: /s/ Paul M. Kos
         -----------------------         --------------------------
Name: Michael L. Cifelli             Name: Paul M. Kos
Title: Legal Assistant               Title: Vice President

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